FINAL SETTLEMENT AGREEMENT

THIS FINAL SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of this ___ day of May, 2017, by and among JSJ Investments Inc. (“JSJ” or “Plaintiff”) on the one hand, and Textmunication Holdings, Inc. (“TXHD” or “Defendant”), on the other hand. This Agreement resolves the dispute in the pending case styled JSJ Investments Inc. v. Textmunication Holdings, Inc., Cause No. DC-17-01404, in the 95th Judicial District Court of Dallas County, Texas (the “Lawsuit”). JSJ and TXHD shall be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

A. On or about February 17, 2016, TXHD executed a convertible promissory note evidencing an obligation owed to JSJ in the principal amount of $100,000.00 (the “Note”). Pursuant to the Note, at JSJ’s election, any time after August 17, 2016, the Note is convertible into discounted shares of TXHD’s common stock.

B. On February 2, 2017, JSJ filed its Original Petition in the above-referenced Lawsuit. On March 2, 2017, TXHD filed its Verified Original Answer and Counterclaims in the above-referenced Lawsuit. On March 29, 2017, JSJ filed its First Amended Petition in the Lawsuit. On March 30, 2017, TXHD filed its Verified Amended Answer and Counterclaims.

C. On May 18, 2017, the Parties conducted a phone conference in an effort to resolve the claims asserted in the Lawsuit and all related disputes. The Parties now enter into this Final Settlement Agreement to achieve a final resolution of this matter.

AGREEMENT OF THE PARTIES

In consideration of the mutual promises, covenants, representations, agreements, and compromises received and granted herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement.

1.1 “Court” means the Dallas County District Court presiding over the Lawsuit.

1.2 “Defendant’s Released Parties” means Defendant and its successors, assigns, shareholders, owners, parents, subsidiaries, employees, affiliates, partners, members, managers, officers, directors, agents, attorneys, and representatives.

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1.3 “Plaintiff’s Released Parties” means Plaintiff and its successors, assigns, shareholders, owners, parents, subsidiaries, employees, affiliates, partners, members, managers, officers, directors, agents, attorneys, and representatives.

1.4 “Transfer Agent” shall mean World Wide Stock Transfer, LLC, or any agent acting for or on behalf of Defendant in order to effectuate transfer of shares of Defendant’s common stock.

1.5 “Share Issuance Resolution” shall mean a corporate resolution issued by Defendant authorizing the issuance by Defendant of new shares of common stock for Plaintiff.

1.6 Capitalized terms not defined in this Agreement shall have the meaning assigned in the 12% Convertible Promissory Note dated February 17, 2016 as amended through Section 2.3 and Exhibit B of this Agreement (the “Amended Note”).

ARTICLE 2

TERMS OF SETTLEMENT

2.1 Transfer to JSJ. TXHD shall issue to JSJ a total of 262,500,000 shares of fully paid and non-restricted shares of TXHD common stock in accordance with the process outlined in Sections 2,2, 2.3, 2.4, and 2.5 of this Agreement. TXHD shall issue all shares under this Section 2.1 as required by any Conversion Notice issued by JSJ.

2.2 Establishment of Increased Share Reserve. TXHD and JSJ hereby authorize the Transfer Agent to increase TXHD’s share reserve to 262,500,000 shares of authorized but unissued TXHD common stock. TXHD shall execute the letter to increase TXHD’s share reserve, attached hereto as Exhibit A, contemporaneous with the execution of this Agreement.

2.3 Amendment of the Note. Contemporaneous with this Agreement, JSJ and TXHD shall enter into the Amendment to 12% Convertible Promissory Note, attached hereto as Exhibit B.

2.4 JSJ’s Conversion Rights. Following the increase of TXHD’s share reserve pursuant to Section 2.2 of this Agreement, JSJ shall be entitled to convert the Note’s outstanding balance and accrued interest of $53,280.57 into fully paid and non-restricted shares of TXHD’s common stock in accordance with the Conversion Price as stated in the Amended Note. The mechanics of conversion shall be governed by paragraph 2(e) of the Amended Note.

2.5 Share Issuance Resolution. Upon receipt by TXHD of any and all Conversion Notices that JSJ submits to TXHD pursuant to the Amended Note and this Agreement, TXHD shall provide to JSJ a Share Issuance Resolution in accordance with paragraph 2(e)(ii) of the Amended Note.

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2.6 Plaintiff’s Release of Defendant’s Released Parties. This Plaintiff’s Release of Defendant’s Released Parties shall become effective only upon the date of TXHD’s transfer and JSJ’s receipt of 262,500,000 shares of TXHD common stock pursuant to Section 2.1 of this Agreement. In consideration of TXHD’s transfer to JSJ of the shares of TXHD common stock in Section 2.1 of this Agreement and other agreements made herein, Plaintiff, individually, remises, releases, acquits, satisfies, and forever discharges Defendant’s Released Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands, and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which it now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement. This release includes, but is not limited to, all claims that have been or could have been asserted in the Lawsuit. Plaintiff further agrees that Plaintiff will not initiate against any of Defendant’s Released Parties any legal, equitable, or arbitration proceeding of any nature based on any such released claims, whether known or unknown, whether in law or equity, whether arising out of contract or tort, existing as of the date of this Agreement. However, no provision of this Agreement shall be construed to release any Party of its obligations under this Agreement or the Amended Note.

2.7 Defendant’s Release of Plaintiff’s Released Parties. This Defendant’s Release of Plaintiff’s Released Parties shall become effective only upon the date of TXHD’s transfer and JSJ’s receipt of 262,500,000 shares of TXHD common stock pursuant to Section 2.1 of this Agreement. In consideration of TXHD’s transfer to JSJ of the shares of TXHD common stock in Section 2.1 of this Agreement and other agreements made herein, Defendant, individually, remises, releases, acquits, satisfies, and forever discharges Plaintiff’s Released Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands, and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which it now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement. This release includes, but is not limited to, all claims that have been or could have been asserted in the Lawsuit. Defendant further agrees that Defendant will not initiate against any of Plaintiff’s Released Parties any legal, equitable, or arbitration proceeding of any nature based on any such released claims, whether known or unknown, whether in law or equity, whether arising out of contract or tort, existing as of the date of this Agreement. However, no provision of this Agreement shall be construed to release any Party of its obligations under this Agreement or the Amended Note.

2.8 Agreed Final Judgment. To secure TXHD’s obligations hereunder, JSJ and TXHD have executed an Agreed Final Judgment contemporaneously with this Agreement, attached hereto as Exhibit C. The Parties agree that the Agreed Final Judgment will be entered by the Court but JSJ will take no action to enforce the Agreed Final Judgment so long as TXHD complies with the terms of this Agreement. Upon the occurrence of a default by TXHD, JSJ shall be entitled to take any and all lawful action necessary or appropriate to enforce the Agreed Final Judgment. Upon the final transfer to JSJ of the 262,500,000 shares of stock described in Section 2.1 of this Agreement, JSJ will release the judgment.

2.9 Further Assurances. The Parties shall execute and deliver to each other such agreements, instruments, documents, and other writings as may be reasonably requested from time to time by the other to consummate or evidence the transactions contemplated by this Agreement.

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2.10 Cooperation and Noninterference. The Parties shall not take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, enjoin or otherwise interfere with the enforcement of the terms of this Agreement.

2.11 Confidentiality. The Parties agree that this Agreement and all terms of this Agreement shall be kept confidential, except as disclosure may be required by law or as needed to facilitate the rendition of legal services. The Parties further agree to maintain confidentiality of all discovery materials and documents exchanged between or among the Parties. This provision shall not apply if production of protected information is compelled by or formally requested from a government agency.

2.12 Nondisparagement by Parties. The Parties acknowledge and agree that they have no knowledge or basis for believing that any other Party has engaged in any unlawful conduct and acknowledge and agree that no Party will make any threat, representation, or statement to the contrary. If asked about the Lawsuit by any non-party, the Party shall state only that “the dispute has been confidentially resolved to the satisfaction of all Parties.”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 No Assignment of Claims. Each Party represents and warrants that it has not transferred or assigned to any person any claim that such Party has, had, or may have against any of the Plaintiff’s Released Parties or Defendant’s Released Parties.

3.2 No Fraudulent Intent. Neither the execution and delivery of this Agreement nor the performance of any actions required under this Agreement is being consummated by any Party with or as a result of any actual intent to hinder, delay, or defraud the other Party, any creditor, or any other person.

ARTICLE 4

MISCELLANEOUS

4.1 Survival of Provisions. The covenants, acknowledgements, representations, warranties, agreements, and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

4.2 Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated, or drafted such provision. Each Party at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement. Each Party has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to its execution and delivery. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of each of the Parties.

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4.3 Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Texas for the adjudication of any dispute arising out of and relating to this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper.

4.4 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only and are not to be considered a part of this Agreement, and shall not be used to construe, limit, or otherwise affect any section of this Agreement.

4.5 Modifications. The terms of this Agreement may not be changed, modified, waived, discharged, or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

4.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. This Agreement shall not be binding on any Party until executed and delivered by all Parties.

4.7 Waiver of Trial by Jury. THE PARTIES, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

4.8 Notice. Any notice given in connection with this Agreement shall be in writing and deemed to be given the earlier of (a) actual delivery to the intended recipient or its agent, or (b) upon the third business day following its deposit (i) in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (ii) with a nationally-recognized courier or delivery service (e.g., FedEx, UPS). Any such notice shall be delivered to the respective addresses below or to such other address as a Party shall provide by written notice in the manner required by this Section.

If to JSJ:

Hedrick Kring, PLLC

Attn: Josh Hedrick

1700 Pacific Ave, Ste. 4650

Dallas, Texas 75201

Josh@hedrickkring.com

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If to TXHD:

Padfield & Stout, L.L.P.

Attn: Mark Stout

421 W. Third Street, Ste. 910

Fort Worth, Texas 76102

ms@livepad.com

4.9 Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties, and it supersedes and replaces any other prior agreements or understandings between the Parties relating to the Lawsuit and relationship between the Parties prior to the date of this Agreement, except for the provisions of the Amended Note, which remain in full force and effect. This Agreement and the obligations referenced herein shall survive the termination of any other agreement between the Parties.

4.10 Dispute Resolution and Attorneys’ Fees. If litigation is brought to construe or enforce this Agreement, the prevailing party shall be entitled to recover attorneys’ fees, as well as court costs and expenses.

The Parties have executed and delivered this Agreement, as of the day and year first above written.

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Textmunication Holdings, Inc.

By:
Name:
Title:

STATE OF CALIFORNIA	§
§
COUNTY OF CONTRA COSTA	§

BEFORE ME, the undersigned authority, on this day personally appeared Wais Aseif, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he has read the foregoing Final Settlement Agreement, that he fully understood the same, and that he executed it on behalf of Textmunication Holdings, Inc. knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this __ day of May 2017.

[SEAL]
Notary Public in and for the State of California
Commission Expires: _____

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AMENDMENT TO 12% CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO THE 12% CONVERTIBLE PROMISSORY NOTE DATED

FEBRUARY 17, 2016 (the “Note”), is entered into on May 22, 2017, by and between Textmunication Holdings, Inc., a Nevada corporation (the “Company”) and JSJ Investments, Inc., a Texas corporation (“JSJ”). Terms not otherwise defined herein shall have the meanings set forth in the Note. The Company and JSJ shall be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on February 17, 2016, the Company issued the Note to JSJ in the original principal amount of $100,000 in exchange for JSJ’s delivery of $100,000 to the Company;

WHEREAS, the Parties wish to amend the Note to establish a fixed conversion price upon which the remaining outstanding principal and interest on the Note may be converted;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the receipt of which is hereby acknowledged , the parties agree that Section 2.a.ii. of the Note shall be replaced in its entirety with the following, and that all other sections of the Note shall remain in full force and effect:

“ii. “Conversion Price” means $0.0002029736.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TEXTMUNICATION HOLDINGS, INC.		JSJ INVESTMENTS, INC.

By:		By:
Name:	Wais Asefi	Name:	Sameer Hirji
Title:	Chief Executive Officer	Title:	President